Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Kaman Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-116371 and 333-66183) on Form S-8 and (No. 333-127649) on Form S-4 of Kaman Corporation of our report dated February 28, 2008, with respect to the consolidated balance sheets of Kaman Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, the effectiveness of internal control over financial reporting as of December 31, 2007, and the related financial statement schedules which reports appear in the December 31, 2007 Annual Report on Form 10-K of Kaman Corporation.

Our report dated February 28, 2008 contains an explanatory paragraph that states that the Company changed its method of accounting for share-based payments as of January 1, 2006.

/s/ KMPG

Hartford, Connecticut

February 28, 2008

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